UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2023, iHeartMedia, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2021 Long-Term Incentive Award Plan (the “2021 Plan”). The Amendment was adopted by the Board of Directors (the “Board”) on February 23, 2023, and became effective upon stockholder approval at the Annual Meeting.

The Amendment amends the 2021 Plan and makes the following changes to the 2021 Plan (as amended, the “Amended Plan”):

(i)

Increases the number of shares of the Company’s Class A common stock available by 13,000,000 shares, such that an aggregate of 19,000,000 shares of the Company’s Class A common stock are reserved for issuance under the Amended Plan;

(ii)

Increases the number of shares of the Company’s Class A common stock that may be granted as incentive stock options under the Amended Plan by 13,000,000 shares, such that an aggregate of 19,000,000 shares of the Company’s Class A common stock may be granted as incentive stock options under the Amended Plan; and

(iii)	Extends the right to grant awards under the Amended Plan through May 18, 2033; provided that incentive stock options may not be granted under the Amended Plan after March 28, 2033.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal Five – Approval of an Amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2023. The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

As noted above, the Annual Meeting was held on May 18, 2023. A total of 90,840,867 shares of the Company’s Class A common stock were present electronically or represented by proxy at Annual Meeting, representing approximately 74.59% percent of the 121,780,024 shares of Class A common stock that were outstanding and entitled to vote at the Company’s Annual Meeting. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 5, 2023.

Proposal 1 — Election of Robert W. Pittman, James A. Rasulo, Richard J. Bressler, Samuel E. Englebardt, Brad Gerstner, Cheryl Mills, Graciela Monteagudo and Kamakshi Sivaramakrishnan to the Company’s Board of Directors, each for a one-year term ending at the 2024 Annual Meeting of Stockholders.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert W. Pittman	80,250,956	1,662,554	8,927,357
James A. Rasulo	81,004,200	909,310	8,927,357
Richard J. Bressler	77,704,364	4,209,146	8,927,357
Samuel E. Englebardt	81,062,862	850,648	8,927,357
Brad Gerstner	81,639,604	273,906	8,927,357
Cheryl Mills	79,835,160	2,078,350	8,927,357
Graciela Monteagudo	81,164,494	749,016	8,927,357
Kamakshi Sivaramakrishnan	81,012,117	901,393	8,927,357

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
90,315,906	502,987	21,974	0

Proposal 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
79,621,174	2,267,733	24,603	8,927,357

Proposal 4 — Approval, on an advisory (non-binding) basis, of the frequency of future advisory (non-binding) votes on the compensation of our named executive officers.

1 YEAR	2 YEARS	3 YEARS	Votes ABSTAINED	Broker Non-Votes
80,887,441	35,691	977,026	13,352	8,927,357

Proposal 5 — Approval of an amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
74,388,257	5,567,536	1,957,717	8,927,357

Based on the foregoing votes, Robert W. Pittman, James A. Rasulo, Richard J. Bressler, Samuel E. Englebardt, Brad Gerstner, Cheryl Mills, Graciela Monteagudo and Kamakshi Sivaramakrishnan were elected as directors, Proposals 2, 3 and 5 were approved, and “1 YEAR” was approved as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

In light of this result for Proposal 4, which is consistent with the Board’s recommendation, the Company has determined to hold an advisory (non-binding) vote on executive compensation each year until such time as the next advisory (non-binding) vote regarding the frequency of advisory votes on executive compensation is submitted to the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan, effective May 18, 2023.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary